UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Section 240.14a-12

PINNACLE FINANCIAL PARTNERS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies
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☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid
(2)	Form, Schedule or Registration Statement No.
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PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700

March 14, 2005

Dear Shareholder:

     You are cordially invited to attend our annual meeting of shareholders, which will be held at Pinnacle Financial Partners’ main office located at 211 Commerce Street Suite 100, Nashville, Tennessee 37201, on Tuesday, April 19, 2005, at 11:00 a.m., CDT. I sincerely hope that you will be able to attend the meeting and I look forward to seeing you.

     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations for the year ended December 31, 2004 and the first quarter of 2005, as well as our plans for the future. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.

     A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

     Please take this opportunity to become involved in the affairs of Pinnacle Financial Partners, Inc. Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your shares in person.

Sincerely,

/s/ M. TERRY TURNER
M. Terry Turner
President and Chief Executive Officer

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700

* * * * * * * * *

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 19, 2005

* * * * * * * * *

     The annual meeting of shareholders of Pinnacle Financial Partners, Inc. (the “Company”) will be held on Tuesday, April 19, 2005, at 11:00 a.m. CDT at Pinnacle Financial Partners’ main office located at 211 Commerce Street Suite 100, Nashville, Tennessee 37201 for the following purposes:

(1)	To elect three persons to serve as Class II directors for a three-year term;

(2)	To consider and act upon a proposal to amend the Company’s Amended and Restated Charter to increase the number of authorized shares of capital stock to 50,000,000, of which 40,000,000 shall be common stock and 10,000,000 shall be preferred stock;

(3)	To consider and act upon a proposal to amend the Company’s 2004 Equity Incentive Plan;

(4)	To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has set the close of business on February 28, 2005, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ HUGH M. QUEENER
Hugh M. Queener
Corporate Secretary
Nashville, Tennessee
March 14, 2005

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 19, 2005
PROXY STATEMENT FOR 2005 ANNUAL MEETING
IMPORTANT MEETING AND VOTING INFORMATION
CORPORATE GOVERNANCE
PROPOSAL #1: ELECTION OF DIRECTORS
Nominees for Election to the Board
Continuing Directors Until 2006 Meeting
Continuing Directors Until 2007 Meeting
PROPOSAL #2: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 30,000,000 TO 50,000,000
PROPOSAL #3: AMENDMENT TO THE PINNACLE FINANCIAL PARTNERS, INC. 2004 EQUITY INCENTIVE PLAN
EXECUTIVE MANAGEMENT INFORMATION
REPORT OF THE HUMAN RESOURCES, NOMINATING AND COMPENSATION COMMITTEE
STOCKHOLDER RETURN PERFORMANCE GRAPH
COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
GENERAL INFORMATION

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700

* * * * * * * * *

PROXY STATEMENT FOR 2005 ANNUAL MEETING

* * * * * * * * *

     The Board of Directors (the “Board”) of Pinnacle Financial Partners, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2005 Annual Meeting of Shareholders (the “Meeting”) to be held at 11:00 a.m. CDT on Tuesday, April 19, 2005 at the Company’s offices at 211 Commerce Street, Nashville, Tennessee 37201, and at any adjournments of the meeting. The enclosed proxy is solicited by the Board of Directors of the Company.

     The purposes of the Meeting are to elect three Class II directors, to consider and act upon an amendment to the Company’s Amended and Restated Charter, to consider and act upon a proposal to amend the Company’s 2004 Equity Incentive Plan and to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The close of business on February 28, 2005, is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on March 14, 2005.

     As of the close of business on the record date, the Company had 20,000,000 shares of common stock, $1.00 par value per share (the “Common Stock”) authorized, of which 8,389,232 shares were issued and outstanding and 10,000,000 shares of preferred stock, no par value (the “Preferred Stock”) authorized, of which no shares were issued and outstanding. Each issued and outstanding share of Common Stock is entitled to one vote on all matters presented at the meeting.

IMPORTANT MEETING AND VOTING INFORMATION

Proxy Voting Procedures

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted as follows:

•	FOR the election of the director nominees;

•	FOR approval of the amendment to the Company’s Amended and Restated Charter to increase the number of authorized shares of capital stock from 30,000,000 to 50,000,000, of which 40,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock;

•	FOR the approval of the amendment to the Company’s 2004 Equity Incentive Plan; and

•	In the best judgment of the persons appointed as proxies as to all other matters properly brought before the Meeting.

Pinnacle Financial Partners, Inc.	Page 1

     If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted FOR a substitute nominee selected by the Board of Directors.

     You can revoke your proxy at any time before it is voted by delivering to Mr. Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street Suite 300, Nashville, Tennessee 37201, either a written revocation of the proxy or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the meeting and voting in person.

Shareholder Approval Requirements

     A quorum will be present at the meeting if at least 4,194,617 shares of Common Stock are represented in person or by valid proxy at the Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the record date. According to Tennessee law and the Company’s Amended and Restated Charter and Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote “for”, “against” or “abstain” from voting, together with all broker non-votes will be counted for purposes of determining whether a quorum is present.

     Broker Proxies. Brokers who hold shares for the accounts of their clients who do not receive voting instructions may not vote for certain of the proposals contained in this proxy statement unless specifically instructed to do so by their clients. Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.

     Vote Required to Elect Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.

     Vote Required to Approve the Amendment to the Company’s Amended and Restated Charter, to Amend the Company’s 2004 Equity Incentive Plan and Other Matters. The amendment to the Company’s Amended and Restated Charter will be approved if the number of shares of Common Stock voted in favor of the amendment exceed the votes cast opposing the action. The amendment to the Company’s 2004 Equity Incentive Plan and any matter other than that enumerated above that properly comes before the Meeting will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, abstaining from voting on the amendment to the Company’s Amended and Restated Charter or the amendment to the Company’s 2004 Equity Incentive Plan and any other proposal that properly comes before the Meeting will have no effect on whether the proposal is approved so long as a quorum is present.

Proxy Solicitation

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the

Pinnacle Financial Partners, Inc.	Page 2

beneficial owners of Common Stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

Shareholder Proposals for Next Year’s Meeting

     In order for shareholder proposals for the 2006 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s 2006 Proxy Statement, all such proposals must be mailed to Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, and must be received no later than the close of business November 15, 2005. After this date, a shareholder who intends to raise a proposal to be acted upon at the 2006 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company’s 2006 Proxy Statement, must inform the Company in writing no later than January 28, 2006. If notice is not provided by that date, the Board may exclude such proposals from being acted upon at the 2006 Annual Meeting of Shareholders. Further, if the Board elects not to exclude the proposal from consideration at the meeting (although not included in the Proxy Statement), the persons named as proxies in the Company’s proxy for the 2006 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any such proposal.

CORPORATE GOVERNANCE

     The Company has developed sound corporate governance principles which it believes are essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace.

Corporate Governance Guidelines

     The Company’s Board has established a set of Corporate Governance Guidelines which are set forth in Appendix A of this Proxy Statement. These guidelines address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters. The Board believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance. You may also access a copy of the Company’s Corporate Governance Guidelines on the “Corporate Governance” section of the Company’s website at www.pnfp.com.

Director Independence

     The Board has determined that each of the following directors is an “independent director” within the meaning of Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”):

Sue G. Atkinson;	Gregory L. Burns;
Colleen Conway-Welch;	Clay T. Jackson;
John E. Maupin, DDS;	Dale W. Polley;
Linda E. Rebrovick;	James L. Shaub, II; and
Reese L. Smith, III.

     During 2004, the independent directors held two meetings at which only independent directors were present. For both of the meetings, the independent directors elected Dale W. Polley to be the chairperson for the meeting.

Director Qualifications

     The Company’s Corporate Governance Guidelines contain membership criteria that apply to nominees for a position on the Company’s Board. The Company’s Board and its Human Resources, Nominating and Compensation Committee have also adopted a procedure for the evaluation of director candidates (the “Nominee Procedures”) that contain certain minimum qualifications for candidates, including those identified by

Pinnacle Financial Partners, Inc.	Page 3

the Company’s shareholders. The Company’s Corporate Governance Guidelines provide that the Human Resources, Nominating and Compensation Committee will annually review with the Board the composition of the Board as a whole and will consider with the Board the current composition of the Board in an effort to ensure that the members of the Board have a diversity of age, skills and experience in the context of the needs of the Board.

     The Nominee Procedures provide that the Human Resources, Nominating and Compensation Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the committee’s judgment:

•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	meet the minimum qualifications for directors set forth in the Corporate Governance Guidelines and fulfill the needs of the Board at that time in terms of age, diversity, experience and expertise; and

•	possess the background and demonstrated ability to contribute to the performance by the Board of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.

     In addition to these minimum qualifications, the Human Resources, Nominating and Compensation Committee may also consider whether the candidate:

•	is of the highest ethical character and shares the core values of the Company as reflected in the Company’s Corporate Governance Guidelines and the Company’s Code of Conduct;

•	has a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	is highly accomplished in the candidate’s field;

•	has expertise and experience that would complement the expertise and experience of other members of the Board;

•	has the ability to exercise sound business judgment; and

•	is “independent” as such term is defined by the Nasdaq Stock Market’s listing standards and the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Process for Identifying Candidates

     The Human Resources, Nominating and Compensation Committee seeks to identify potential candidates for membership on the Company’s Board through conversations with members of the Board, senior management and other members of the community served by the Company.

     The Human Resources, Nominating and Compensation Committee also considers nominees proposed by the Company’s shareholders in accordance with the provisions contained in the Company’s Bylaws. The Human Resources, Nominating and Compensation Committee considers candidates recommended by the Company’s shareholders within the context of the criteria and procedures described in the Nominee Procedures and under the “Director Qualifications” and “Evaluation of Candidate” sections of this proxy statement. As to the Company’s Bylaws, any shareholder may nominate a person for election to the Company’s Board at the Meeting, provided that the nomination is received by the Secretary of the Company no later than March 28, 2005. Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the Securities and Exchange Commission, including the nominee’s consent

Pinnacle Financial Partners, Inc.	Page 4

to being named as a nominee and to serving as a director, if elected. Additionally, the nominating shareholder must provide his or her name and address as it appears in the stock records of the Company and the number of shares of Common Stock beneficially owned by the shareholder.

Evaluation of Candidates

     The Human Resources, Nominating and Compensation Committee will consider all candidates nominated through the processes described above. The chair of the Human Resources, Nominating and Compensation Committee will preliminarily assess a candidate’s qualifications and suitability, working with staff support and seeking input from the Board, and report such assessment as promptly as practicable to the Human Resources, Nominating and Compensation Committee members. When feasible, the chair of the Human Resources, Nominating and Compensation Committee will interview candidates whom the chair believes are likely to meet the criteria for board membership as part of the preliminary assessment process. The report may be made to the Human Resources, Nominating and Compensation Committee at a meeting of the committee or informally to each committee member between meetings.

     If it is the consensus of the committee that a candidate is likely to meet the criteria for board membership, the chair of the Human Resources, Nominating and Compensation Committee will advise the candidate of the committee’s preliminary interest and, if the candidate expresses sufficient interest, with the assistance of the Company’s corporate secretary’s office, will arrange interviews of the candidate with one or more members of the Human Resources, Nominating and Compensation Committee and senior management of the Company, and request such additional information from the candidate as the committee deems appropriate. The Human Resources, Nominating and Compensation Committee and senior management of the Company will consider the candidate’s qualifications, including the individual’s background, skills and abilities, and whether such characteristics are consistent with the Company’s Corporate Governance Guidelines and the qualifications set forth in the Nominee Procedures and whether the candidate’s qualifications and characteristics fulfill the needs of the Board at that time. The Human Resources, Nominating and Compensation Committee will then confer and reach a collective assessment as to the qualifications and suitability of the candidate for membership on the Company’s Board. On the basis of its assessment, and taking into consideration input from senior management, the Human Resources, Nominating and Compensation Committee will formally consider whether to recommend the candidate’s nomination for election to the Board.

Code of Conduct

     The Company has a code of conduct that applies to all of the Company’s associates and directors. The purpose of the code of conduct is to, among other things, provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of conduct; and accountability for adherence to the code of conduct. Each director and associate is required to read and certify annually that he or she has read, understands and will comply with the code of conduct.

     Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company’s chief executive officer and senior financial officers are bound by the Company’s code of conduct which contains provisions consistent with the Securities and Exchange Commission’s description of a code of ethics.

Pinnacle Financial Partners, Inc.	Page 5

     A copy of the Company’s code of conduct can be obtained from the “Corporate Governance” section of the Company’s website at www.pnfp.com. The Company intends to disclose any legally required amendments to, or waivers from, the code of conduct with respect to its directors and officers in accordance with the rules and regulations of the Securities and Exchange Commission and the NASD. If such disclosure is made on the Company’s website it will be located in the “Investor Relations” section of the Company’s website at www.pnfp.com.

Communications with Members of the Board

     The Company’s Board has established procedures for the Company’s shareholders to communicate with members of the Board. Shareholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board, by writing to a director c/o Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201.

Board Member Attendance at Annual Meeting

     The Company encourages each member of the Board to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2004 Annual Meeting of Shareholders.

PROPOSAL #1: ELECTION OF DIRECTORS

     The Company’s Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) directors, and shall be divided into three classes, each class to be as nearly equal in number as practicable.

     The terms for four (4) directors expire at the 2005 Annual Meeting. These directors are John E. Maupin, Jr., D.D.S., Robert A McCabe, Jr., Robert E. McNeilly, Jr., and Linda E. Rebrovick. Robert E. McNeilly, Jr. will retire from the Board, effective at the 2005 Annual Meeting. In connection therewith, the Board has approved a resolution to reduce the size of the Board from twelve to eleven members effective upon Mr. McNeilly’s retirement. The nomination of John E. Maupin, Jr., D.D.S., Robert A. McCabe, Jr., and Linda E. Rebrovick for their re-election to another three-year term has been recommended by the Human Resources, Nominating and Compensation Committee and approved by the Board. There are four (4) other directors whose terms expire at the 2006 annual meeting and four (4) directors whose terms expire at the 2007 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified. At each annual meeting, one class of directors is elected for a three-year term.

     Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that such shares will be voted for substitute nominee(s) as selected by the Board.

     All of the Company’s directors also currently serve as directors of the Company’s wholly-owned subsidiary, Pinnacle National Bank (the “Bank”), Nashville, Tennessee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES.

Pinnacle Financial Partners, Inc.	Page 6

Nominees for Election to the Board

CLASS II DIRECTORS:

John E. Maupin, Jr., D.D.S. (58)	Director since March 28, 2000
Term to expire 2005

Dr. Maupin is president and chief executive officer of Meharry Medical College, a position he has held since 1994. Located in Nashville, Tennessee, Meharry is one of the nation’s largest private minority institutions exclusively dedicated to the education of health care professionals and biomedical scientists. Dr. Maupin came to Meharry from the Morehouse School of Medicine in Atlanta, Georgia, where he served as executive vice president (chief operating officer) from 1989 to 1994. Before joining Morehouse, he was chief executive officer of Southside Healthcare, Inc., from 1987 to 1989 and prior to that Deputy Commissioner of Health, Baltimore City Health Department (1981-1987).

Dr. Maupin currently serves on the boards of directors of LifePoint Hospitals, Inc. and HealthSouth, Inc. which are registered public entities; Dr. Maupin also serves on the boards of directors of VALIC Companies I and II of American International Group Inc.

Dr. Maupin has served as president of the National Dental Association, and has served on several national professional advisory groups. Currently, he serves as a member of the National Committee of Foreign Medical Education Accreditation for the U.S. Department of Education; National Advisory Research Resources Council, National Institutes of Health; and the Board of Overseers of the Vanderbilt-Ingram Cancer Center. Dr. Maupin is also active in the Nashville community as chairman of the board of the North Nashville Community Development Corporation, chairman of the Board of the Community Foundation of Middle Tennessee and a board member of the Nashville Area Chamber of Commerce.

Robert A. McCabe, Jr. (54)	Director since February 28, 2000
Term to expire 2005

Mr. McCabe began his banking career with the former Park National Bank of Knoxville, Tennessee, as an officer trainee in 1976. From 1976 to 1984, Mr. McCabe held various positions with Park National Bank in Knoxville, including senior vice president, until the acquisition of Park National by First American National Bank in 1985. Mr. McCabe joined First American as an executive vice president of the retail bank of First American National Bank of Nashville, a position he held until 1987 when First American promoted him to president and chief operating officer of the First American Bank of Knoxville. In 1989, Mr. McCabe was given added responsibility by being named president and chief operating officer for First American’s east Tennessee region. Mr. McCabe continued in that position until 1991, when First American selected him as president of First American’s Corporate Banking division, and shortly thereafter, as president of its General Banking division. In 1994, First American appointed Mr. McCabe as a vice chairman of First American Corporation. In March 1999, Mr. McCabe was appointed by First American to manage all banking and non-banking operations, a position he held until First American’s merger with AmSouth Bancorporation in October 1999.

Mr. McCabe also serves as a director of the following registered public companies; Private Business, Inc. of Nashville, Tennessee, and National Health Investors of Murfreesboro, Tennessee.

Pinnacle Financial Partners, Inc.	Page 7

Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville, Leadership Nashville and Nucleus Knoxville. He is a member of the World President’s Organization, Chief Executives Organization, serves as a trustee for The Ensworth School and is vice-chairman of Cheekwood Associates. In addition, Mr. McCabe is chairman of the Middle Tennessee Boy Scouts Council and serves on the board of the Nashville Downtown Partnership.

Linda E. Rebrovick (49)	Director since June 17, 2001
Term to expire 2005

Ms. Rebrovick currently serves as executive vice president and chief marketing officer of BearingPoint. Ms. Rebrovick was previously executive vice president of HealthCare Consulting, KPMG Consulting and national managing partner, KPMG LLP’s HealthCare Consulting Practice. Ms. Rebrovick was elected to the KPMG LLP board of directors in 1997 and served through 2001. During this time, she served as the chair of the board process and evaluation committee. She joined KPMG, LLP in January 1994, as a partner responsible for the consulting practice in Tennessee and subsequently for the Southeast. She has 22 years of experience in consulting, including work for IBM as the business unit executive for its Tennessee Consulting & Systems Integration Services. Ms. Rebrovick spent 16 years in various sales, management and executive positions at IBM.

Since 2001, Ms. Rebrovick has served as a member of the board of directors of HealthStream, Inc., a registered public company, headquartered in Nashville, Tennessee.

Ms. Rebrovick has been recognized as one of Auburn University’s top 400 women graduates in the past 100 years. She is a graduate of Leadership Nashville. Ms. Rebrovick has been a leader in the Nashville community serving on the Board of Directors of the United Way of Middle Tennessee for seven years and was the co-chair of the 2002 Alexis de Tocqueville initiative. She was selected as the 2004 Thomas Frist Volunteer of the Year for the United Way of Tennessee. She is the Chair-elect of the Nashville Technology Council.

Continuing Directors Until 2006 Meeting

CLASS III DIRECTORS:

Dale W. Polley (55)	Director since February 28, 2000
Term to expire 2006

Mr. Polley retired as a vice chairman and member of the board of directors of First American Corporation and First American National Bank in 2000. In the nine years preceding these positions, Mr. Polley served in various executive management positions at First American, which included serving as its president from 1997 to 1999. Before joining First American in 1991, Mr. Polley was group executive vice president and treasurer for C&S/Sovran Corporation, and held various executive positions within Sovran before its merger with C&S. Mr. Polley joined Sovran from Commerce Union Bank of Nashville where he was its executive vice president and chief financial officer.

Mr. Polley serves on the board of directors of O’Charley’s Inc., a registered public company, headquartered in Nashville, Tennessee.

Mr. Polley also serves on the boards of the Nashville Sports Council, Gaylord Hotels Music City Bowl (currently Chairman elect), T.J. Martell Foundation, St. Thomas Health Services Foundation (currently Treasurer), Brentwood United Methodist Church Foundation (currently Chairman) and

Pinnacle Financial Partners, Inc.	Page 8

Vanderbilt-Ingram Cancer Center. Additionally, he has formerly served on the boards of directors of the Federal Reserve Bank of Atlanta (Nashville branch), the American Cancer Society, the American Heart Association, the Pencil Foundation, YMCA, and the United Way, where he served as chairman of the board and chairman of the community’s 1995 fundraising campaign. Mr. Polley has also served as president of the Nashville Club for the University of Kentucky Alumni Association. In 2001, Mr. Polley served as the chairman of the steering committee for the Nashville Sports Council’s hosting of the 2001 SEC Men’s Basketball Tournament. Mr. Polley is a member of Leadership Nashville, Tennessee Society of Certified Public Accountants and the Financial Executives Institute.

James L. Shaub, II (47)	Director since February 28, 2000
Term to expire 2006

Mr. Shaub is president and chief executive officer of SouthEast Waffles, LLC, a multi-state Waffle House franchise based in Nashville. Mr. Shaub is a graduate of Vanderbilt University where he received a bachelor’s degree in economics. Before his career as a restaurateur, Mr. Shaub was vice president of NationsBank of Tennessee, formerly Commerce Union Bank. He has been active in Nashville civic affairs, serving as a board member of Cheekwood Gardens and Fine Art, YMCA Foundation Board of Middle Tennessee, Adventure Science Center-Nashville and Grassmere Nashville Zoo and as president of the Nashville Child Center. He also served as a member of the board of the Southern Chapter of the Young President’s Organization.

Reese L. Smith, III (57)	Director since February 28, 2000
Term to expire 2006

Mr. Smith is president of Haury & Smith Contractors, Inc., a real estate development and home building firm. He is a native Tennessean, and has operated this business in the Nashville area since his graduation from the University of Tennessee at Martin in 1970. From 1996 to 1999, Mr. Smith served as a board member of First Union National Bank of Nashville, and was a founder and director of Brentwood National Bank from its inception in 1991 to 1996. Mr. Smith serves on the Tennessee State Board for Licensing Contractors. He previously served as a trustee of Brentwood Academy. Currently, Mr. Smith serves as a senior life national director of the National Association of Home Builders and is a trustee of Forest Hills United Methodist Church, Martin Methodist College and Battle Ground Academy.

M. Terry Turner (50)	Director since February 28, 2000
Term to expire 2006

Mr. Turner is president and chief executive officer of the Company and the Bank. Mr. Turner is a graduate of the Georgia Institute of Technology where he received his bachelor’s degree in Industrial Management in 1976. Following his graduation, Mr. Turner worked for Arthur Andersen & Company as a consultant in Atlanta, Georgia, and joined one of his clients, Park National Bank, Knoxville, Tennessee in 1979 where he held various management positions, including senior vice president of that bank’s commercial division. In 1985, Mr. Turner joined First American National Bank, Nashville, Tennessee, as a result of its acquisition of Park National Bank. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation. Mr. Turner’s banking career at First American in Nashville covered 14 years, and entailed executive level responsibilities for almost all aspects of its banking and investment operations.

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During Mr. Turner’s tenure in Nashville, he has served as an advisory board chairman for the Salvation Army, vice chairman for the Southern Baptist Foundation, member of the board of trustees of Belmont University and the executive committee of the Nashville Credit Bureau. Mr. Turner currently serves on the Board of Governors of the Nashville Chamber of Commerce and as chairman of the Nashville Sports Council. He is also on the board of trustees for Brentwood Academy. Mr. Turner is an active member in the Young President’s Organization and is also a member of numerous local clubs and organizations including Leadership Nashville.

Continuing Directors Until 2007 Meeting

CLASS I DIRECTORS:

Sue G. Atkinson (64)	Director since February 28, 2000
Term to expire 2007

Ms. Atkinson has been chairman of Atkinson Public Relations of Nashville, Tennessee since 1986. Ms. Atkinson was raised in Tennessee and educated at Vanderbilt University, Nashville, Tennessee, where she received a bachelor’s degree. She began her professional career as director of development for Nashville Public Television in 1971, serving until 1979. In 1979, she joined Holder Kennedy Public Relations of Nashville, and was president of that firm until founding her own public relations firm in 1986. In the area of public relations, Ms. Atkinson worked with First American Corporation from 1991 until 2000 (the year the Company was founded), and with Commerce Union/Sovran Bank/C&S Sovran from 1986 to 1991. Ms. Atkinson currently serves as the chair of the Board of Directors of the PENCIL Foundation and is on the boards of the Gaylord Hotels Music City Bowl and the Centennial Medical Center. Ms. Atkinson formerly served on the Board of Directors of the Nashville Area Chamber of Commerce, the Metropolitan Nashville Convention Commission, the Nashville Symphony Association, Children’s Hospital of Vanderbilt University and Leadership Nashville. She has also served on the board of trustees of the Alumni Association of Vanderbilt University.

Gregory L. Burns (49)	Director since June 17, 2001
Term to expire 2007

Mr. Burns serves as chairman of the board and chief executive officer for O’Charley’s Inc., a registered public company, headquartered in Nashville, Tennessee. Mr. Burns joined O’Charley’s in 1983 as controller, and later held the positions of executive vice president, chief financial officer and president. Prior to joining O’Charley’s, he served as chief financial officer for the Nashville Banner Publishing Company and a senior accountant for Price Waterhouse. Mr. Burns recently served as chairman of the board of directors for Nashville Sports Council and is a board member for Vanderbilt Ingram Cancer Center, Second Harvest Food Bank, Boy Scouts of America of the Middle Tennessee Council and the University of Kentucky Business Partnership Foundation. Other civic activities have included serving as chair and board member of the American Cancer Society, as a board member of the Nashville Ballet, the Gaylord Hotels Music City Bowl, and the Nashville Symphony, as well as serving as a member of the Mayor Nashville’s Tourism Working Group as a part of his involvement with the Chamber of Commerce. Mr. Burns was also inducted into the University of Kentucky Gatton College of Business and Economics Alumni Hall of Fame in 2000.

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Colleen Conway-Welch (60)	Director since February 28, 2000
Term to expire 2007

Dr. Conway-Welch is the dean and holds responsibilities as the chief executive officer of the Vanderbilt University School of Nursing, Nashville, Tennessee, a position she has held since 1984. Because of her international stature as a voice for the nursing profession, Dr. Conway-Welch has been previously called on to serve on President Reagan’s 1988 Commission on HIV and the 1998 Congressional National Bipartisan Commission on the Future of Medicare, the 2002 Advisory Council to Secretary Thompson on Public Health Preparedness and the DHHS Center for Medicare and Medicaid’s Advisory Committee for Medicare Coverage and is an elected member of the Institute of Medicine at the National Academy of Science.

Her professional activities include serving as a member of the board of directors of the following registered public companies; Ardent Health Systems, Caremark RX, Inc. and RehabCare Group. Formerly, she served on the board of directors of First Union Bank of Tennessee.

In her community role, she has served on and chaired the Board of Directors for the Nashville Symphony, chaired the “Report Card” Committee on Nashville Schools for the Nashville Area Chamber of Commerce and is a member of the Nashville Downtown Rotary. Dr. Conway-Welch chaired the Middle Tennessee United Way annual campaign in 1999.

Clay T. Jackson (50)	Director since February 28, 2000
Term to expire 2007

Mr. Jackson is Senior Vice President, Regional Agency Manager, Tennessee for BB&T – Cooper, Love & Jackson. Mr. Jackson was the president and a principal of Cooper, Love & Jackson, Inc. prior to its September 2003 merger with BB&T and had served in this capacity since 1989. Mr. Jackson joined Cooper, Love & Jackson in 1976 after graduating from Washington & Lee University. He obtained his Chartered Property and Casualty Underwriter (CPCU) designation in 1983 and also holds his CPD, which is the Continuing Professional Development Designation from the Society of CPCU.

Mr. Jackson is the past president of the Middle Tennessee Chapter of the Society of CPCU. He served as President of the Insurors of Nashville in 1989, named “Insuror of the Year” in 1993 and 2004, and currently serves on the Insurors of Tennessee Board of Directors. The National Association of Insurance Women presented their “Insurance Executive of the Year” Partner Award to him in 1990. He served as Chairman of USF&G’s National Agency Council in 1997 and also served on the USF&G Board of Directors. Mr. Jackson currently serves on the Board of Montgomery Bell Academy. He is active in the Nashville community with the Nashville Rotary Club, the Nashville Committee on Foreign Relations and serves on the planning commission for the City of Forest Hills. He has served as president of the Nashville Humane Society, as a member of Partnership 2000 Committee for the Nashville Area Chamber of Commerce, a board member for the Nashville Institute for the Arts, the Nashville Ballet, the Oak Hill School and the Alumni Board of Washington & Lee University. Mr. Jackson is a Nashville native and a life long member of St. George’s Episcopal Church.

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MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended December 31, 2004, the Board of Directors of the Company held nine meetings. All incumbent directors attended at least 75% of the total number of meetings of the Company’s Board and committees of the Board on which he or she serves.

     In accordance with the Company’s Corporate Governance Guidelines, the Company’s Board has established the committees described below. The members of each committee are the same for the Company and the Bank and are as identified below.

EXECUTIVE COMMITTEE. The members of the Executive Committee are M. Terry Turner, Robert A. McCabe, Jr., Gregory L. Burns, Dale W. Polley, and Clay T. Jackson. Under the Company’s Bylaws, the Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters. The Executive Committee recommends to the Board all major policies and procedures pertaining to loan policy. Additionally, the Executive Committee has overall responsibility for asset liability management strategy of the Company and the Bank. The Executive Committee held twelve meetings in 2004.

AUDIT COMMITTEE. The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Dale W. Polley, Clay T. Jackson, Robert E. McNeilly, Jr., James L. Shaub, II and Linda E. Rebrovick. The Audit Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available on the “Corporate Governance” section of the Company’s website at www.pnfp.com. The Audit Committee’s charter provides that the Audit Committee shall consist of at least three members, all of whom shall be “independent”. Members of the Audit Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the NASD’s listing standards, if such relationship could interfere with the exercise of their independence from management and the Company. All members of the Audit Committee are independent within the NASD’s listing standards. The Audit Committee charter also provides that the members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flows. Additionally, the Audit Committee charter requires that the Audit Committee have at least one (1) member who has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in the individual’s financial sophistication. The Company believes that the members of the Audit Committee meet these requirements. Additionally, the rules and the regulations of the Securities and Exchange Commission require the Company to disclose whether it has an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Company’s Board has determined that Dale W. Polley is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission and that he is “independent” as defined by the rules and regulations of the Securities and Exchange Commission. The primary functions of the Audit Committee consist of:

a.	Ensuring that the affairs of the Company are subject to effective internal and external independent audits and control procedures;

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b.	Approving the selection of internal and external independent auditors annually;

c.	Reviewing all Forms 10-K and Forms 10-Q, prior to their filing with the Securities and Exchange Commission, and reviewing the corresponding Chief Executive Officer and Chief Financial Officer certifications of these report; and

d.	Preparing an annual report for inclusion in the Company’s proxy statement disclosing that the Committee has discussed the annual audited financial statements with management and the independent auditors and, based on these discussions, recommended whether such financial statements should be included in the Company’s annual report filed with the SEC.

Company management, internal and external auditors, independent loan reviewers, compliance consultants and the Company’s General Counsel may attend each meeting or portions thereof as required by the Committee. The Audit Committee held eleven meetings in 2004.

COMMUNITY AFFAIRS COMMITTEE. The members of the Community Affairs Committee are Sue G. Atkinson, Colleen Conway-Welch, Clay T. Jackson, and John E. Maupin, Jr. The Community Affairs Committee evaluates overall community relations including public affairs and advertising. The Community Affairs Committee establishes the Bank’s community development program, and assesses and works to ensure compliance with the Community Reinvestment Act, fair lending laws, and the Home Mortgage Disclosure Act. Additionally, this committee oversees the Bank’s corporate contribution program. The Community Affairs Committee held four meetings in 2004.

HUMAN RESOURCES, NOMINATING AND COMPENSATION COMMITTEE. The members of the Human Resources, Nominating and Compensation Committee are Gregory L. Burns, John E. Maupin, Jr., James L. Shaub, II and Reese L. Smith, III. The Human Resources, Nominating and Compensation Committee’s responsibilities are set forth in a written charter which has been approved by the Board. A copy of this charter is available on the “Corporate Governance” section of the Company’s website at www.pnfp.com.

The Human Resources, Nominating and Compensation Committee’s charter provides that the Human Resources, Nominating and Compensation Committee shall consist of at least three members, all of whom shall be “independent”. Members of the Human Resources, Nominating and Compensation Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the NASD’s listing standards, if such relationship could interfere with the exercise of their independence from management and the Company. All members of the Human Resources, Nominating and Compensation Committee are independent within the meaning of the NASD’s listing standards.

The Human Resources, Nominating and Compensation Committee establishes or approves all policies and procedures related to the human resources function of the Company and the Bank including employee compensation, incentive programs, the Company’s 401(k) plan and employee stock incentive plans. Additionally, this committee evaluates the performance of the Chief Executive Officer annually. This committee is also responsible for recommending individuals to the Board for nomination to fill expired or otherwise vacant seats on the Board. As discussed above, the Human Resources, Nominating and Compensation Committee and the Board have established the Nominee Procedures the committee shall follow in evaluating director candidates, including candidates submitted by the Company’s shareholders. The Human Resources, Nominating and Compensation Committee recommends nominees to the

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Board for approval and election for inclusion in the proxy statement. The Human Resources, Nominating and Compensation Committee held seven meetings in 2004.

DIRECTOR COMPENSATION

     During 2004, directors of the Company received $1,000 for each board meeting attended and $500 for each committee meeting attended. In addition to meeting fees, committee chairpersons noted below generally received a quarterly fee. The quarterly fee for the chairperson of each committee was as follows: Audit Committee – $1,250 per quarter; Community Affairs Committee – $625 per quarter; and Human Resources, Nominating and Compensation Committee – $625 per quarter. Additionally, directors only receive 75% of the meeting fee if they do not attend the meeting in person but rather participate by teleconference.

     For 2005, directors will receive $1,200 for each board meeting attended and $900 for each committee meeting attended. In addition, each committee chairperson will receive a quarterly fee as follows: Audit Committee – $1,875 per quarter; Community Affairs Committee – $625 per quarter; and Human Resources, Nominating and Compensation Committee – $1,250 per quarter. Additionally, if the Company’s shareholders approve the amendment to the Equity Incentive Plan, directors will be eligible to receive equity awards under that plan.

     Directors of the Company who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank or for serving on a committee of the Board. Additionally, directors do not receive separate compensation for serving on the Bank’s Board.

* * * * *

PROPOSAL #2: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CHARTER
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF CAPITAL STOCK FROM 30,000,000 TO 50,000,000

     The Company’s Amended and Restated Charter currently authorizes the issuance of 30,000,000 shares of capital stock, with 20,000,000 shares reserved for Common Stock and 10,000,000 shares reserved for Preferred Stock. As of December 31, 2004, 8,389,232 shares of Common Stock were issued and outstanding, 980,414 shares of Common Stock were reserved for issuance under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”), 531,960 shares of Common Stock were reserved for issuance under the Company’s 2004 Equity Incentive Plan and 406,000 shares of Common Stock were reserved for issuance upon the exercise of warrants granted to the Company’s founders. On January 18, 2005, the Board unanimously approved and adopted, subject to shareholder approval, a proposed amendment to the Company’s Amended and Restated Charter, providing for an increase in the authorized number of shares of capital stock from 30,000,000 to 50,000,000 with 40,000,000 shares reserved for Common Stock and 10,000,000 shares reserved for Preferred Stock. In order for the amendment to the Company’s Amended and Restated Charter to be approved, the number of shares voted in favor of the amendment must exceed the number of shares voted against the amendment.

     If this proposal is approved by the Company’s shareholders at the Meeting, the amendment to the Amended and Restated Charter will become effective upon the filing of Articles of Amendment with the Secretary of State of Tennessee, which filing is expected to take place shortly after the Meeting. The Board believes that it is in the best interests of the Company and all of its shareholders to amend the Amended and Restated Charter.

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     Except as set forth below, the relative rights of the holders of Common Stock under the Amended and Restated Charter would remain unchanged. Paragraph (a) of Article 2 of the Amended and Restated Charter, as amended by the proposed amendment, is set forth below:

“(a) The total number of shares of capital stock which the Corporation is authorized to issue is fifty million (50,000,000) shares, divided into forty million (40,000,000) shares of common stock, $1.00 par value (the “Common Stock”), and ten million (10,000,000) shares of preferred stock no par value (the “Preferred Stock”).”

     The Board believes that with the current level of authorized capital stock, the Company is constrained in its ability to pursue strategies intended to support its planned growth and to enhance shareholder value. The Board considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Company the necessary flexibility to issue Common Stock in connection with stock dividends and splits, equity financings and for other general corporate purposes. The Company currently has no oral or written plans, arrangements or understandings for the issuance of the additional shares of Common Stock to be authorized pursuant to this proposal.

     The amendment to the Company’s Amended and Restated Charter will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of Common Stock which are currently authorized but unissued, if this amendment to the Company’s Amended and Restated Charter is adopted by the shareholders, the Board will have authority to issue the additional shares of Common Stock from time to time without further action on the part of shareholders except as may be required by applicable law or by the rules of any stock exchange or market on which the Company’s securities may then be listed or authorized for quotation. For example, The NASDAQ Stock Market, on which the Common Stock is authorized for quotation, currently requires shareholder approval as a prerequisite to listing shares in several instances, including in connection with acquisitions where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding by 20% or more.

     The additional number of authorized shares could have the effect of making it more difficult for a third party to take over the Company in a transaction not approved by the Board. Shareholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

* * * * *

PROPOSAL #3: AMENDMENT TO THE PINNACLE FINANCIAL PARTNERS, INC.
2004 EQUITY INCENTIVE PLAN

     The Company’s 2004 Equity Incentive Plan (the “Equity Incentive Plan”) was adopted by the Company’s shareholders on April 20, 2004. The proposed amendment:

•	allows directors to participate in the Equity Incentive Plan; and

•	increases the number of shares available for award under the Equity Incentive Plan by 250,000 shares.

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      The Board believes that participation by directors is necessary to give the Company the flexibility to compensate its directors for their service with equity based awards in an effort to more closely tie the directors’ compensation with the Company’s overall performance and shareholder returns. The Board believes that the increase in the number of shares available for awards is appropriate to allow the Board to continue the Company’s historical practice of awarding equity incentives to a broad based group of the Company’s associates and better aligning their interest with shareholders of the Company.

      Equity-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interest in the Company by all of the Company’s associates, thereby providing substantial motivation for superior performance and aligning their interest with shareholders of the Company. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to continue its practice of attracting and retaining experienced client-contact associates, the Board proposed the adoption, subject to shareholder approval, of an amendment of the Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 250,000 shares. The Board believes that the approval of this amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified associates at all levels of the Company through the use of stock incentives. The Board also believes the amendment to the 2004 Equity Incentive Plan to add directors as participants is necessary as it believes that broad-based ownership of equity interests in the Company by its directors provides a substantial motivation for superior performance by more closely aligning the economic interests of those directors with the overall performance of the Company.

      The amendment increases the number of shares of Common Stock which may be issued under the Equity Incentive Plan by 250,000 shares or 3.0% of the 8,389,232 shares of Common Stock outstanding on March 14, 2005. These 250,000 shares plus 296,842 shares currently issuable under the Equity Incentive Plan as of March 14, 2005, will provide an aggregate of 546,842 shares available for issuance. In addition, the amendment makes the Equity Incentive Plan applicable to the Company’s directors. Since inception, 27,626 shares (adjusted for subsequent stock splits) have been acquired by employees under the 2000 Stock Incentive Plan.

      A copy of the proposed amendment is included as Appendix B hereto. If approved by the shareholders, the amendment will become effective as of April 19, 2005.

Summary of Material Provisions of the Equity Incentive Plan

     The purpose of the Equity Incentive Plan is to promote the interests of the Company and its shareholders by, among other things:

(i)	Attracting and retaining associates through the utilization of broad-based incentive plans such as the Equity Incentive Plan;

(ii)	Motivating such individuals by means of performance-related incentives to achieve long-range performance goals;

(iii)	Enabling such individuals to participate in the long-term growth and financial success of the Company;

(iv)	Encouraging ownership of stock in the Company by such individuals; and

(v)	Linking their compensation to the long-term interests of the Company and its shareholders.

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     Because awards under the Equity Incentive Plan are at the discretion of the Human Resources, Nominating and Compensation Committee (the “Committee”), the benefits that will be awarded under the Equity Incentive Plan to the Named Executive Officers or the Company’s other executive officers cannot be determined at this time.

     To date, the Company has awarded stock options pursuant to the Equity Incentive Plan under a broad-based framework whereby all employees have received stock option awards. The Company wishes to continue these broad-based awards and the Committee believes the structure of the Equity Incentive Plan is appropriate for that purpose. The Committee has also considered the current discussion among the accounting rule-making bodies concerning the expensing of stock options. The proposed Equity Incentive Plan provides a flexible solution to the Committee for long-term incentives to employees including stock options, stock appreciation rights, restricted shares and units, performance shares and performance units.

     As described in more detail below, the Equity Incentive Plan contains the following provisions:

•	The Equity Incentive Plan prohibits the Committee from amending the terms of previously granted options to reduce the exercise price or canceling a previously granted option and substituting another option with a lower exercise price. The Company has never repriced any of its options.

•	The Equity Incentive Plan provides that any options granted under the Equity Incentive Plan, other than Substitute Awards (as defined herein), may not be granted at less than the fair market value of the Common Stock on the date of grant.

•	The Equity Incentive Plan limits to 50,000 the maximum number of shares with respect to which all performance awards may be granted to a Covered Officer (as defined in the Equity Incentive Plan) in each year of the performance period and to five times the Covered Officer’s annual salary the maximum amount of any award to such an employee that may be settled in cash in each year of the performance period.

     The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan itself, a copy of which is attached hereto as Appendix D to the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders and incorporated herein by reference.

Shares Available for Awards under the Plan

     Under the Equity Incentive Plan, awards may be made in Common Stock. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the Equity Incentive Plan if the amendment described herein is approved by the Company’s shareholders is 781,960 (which includes 31,960 shares under the Company’s 2000 Stock Incentive Plan that were authorized but not granted). The maximum number of shares with respect to which awards may be granted under the Equity Incentive Plan shall be increased by the number of shares with respect to which options were granted under the 2000 Plan as of the effective date of the Equity Incentive Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 2000 Plan after the effective date of this Equity Incentive Plan.

     Shares of Common Stock subject to an award under the Equity Incentive Plan or the 2000 Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of Common Stock to the participant, including, with respect to the Equity Incentive Plan, shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the Equity Incentive Plan. Shares of Common Stock

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issued under the Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”) do not reduce the number of shares available for awards under the Equity Incentive Plan.

     In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or SARs in any calendar year that relate to more than 50,000 shares of Common Stock, subject to adjustment in certain circumstances.

     With certain limitations, awards made under the Equity Incentive Plan may be adjusted by the Committee in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility and Administration

     Associates and Directors of the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. As of March 14, 2005, all employees had been granted awards under either the 2000 Plan or the Equity Incentive Plan. The Committee administers the Equity Incentive Plan and is to be composed of not less than two non-employee directors, each of whom is a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.

Stock Options and Stock Appreciation Rights

     The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option, which SARs may be settled in cash or Common Stock, as the Committee may determine. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or tandem SARs related thereto that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

Restricted Shares and Restricted Share Units

     The Committee is authorized to grant restricted shares of Common Stock and restricted share units. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the

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Committee in the award agreement. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. Except as provided in the Equity Incentive Plan, none of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

     Each restricted share unit has a value equal to the fair market value of a share of Common Stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of Common Stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

Performance Share and Performance Unit Awards

     A performance share award consists of a right to receive shares of Common Stock upon the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time as the Committee shall determine. Performance share awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Absent a determination by the Committee to the contrary, a participant’s rights to any performance share award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

     A performance unit award consists of a right that is (i) denominated in cash, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Performance unit awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Absent a determination by the Committee to the contrary, a participant’s rights to any performance unit award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

     Performance share and performance unit awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Performance goals will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings or book value per share; (b) net income; (c) return on equity, assets, capital, capital employed or investments; (d) earnings before interest, taxes, depreciation and/or amortization; (e) operating income or profit; (f) operating efficiencies; (g) the ratio of criticized/classified loans to capital; (h) allowance for loan losses; (i) the ratio of non-performing loans to total loans; (j) the ratio of past due loans greater than 90 days and non-accruals to total loans; (k) the ratio of net charge-offs to average loans; (l) after tax operating income; (m) cash flows; (n) total revenues or revenues per employee; (o) stock price or total shareholder return; (p) growth in deposits; (q) dividends; or (r) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

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     To the extent necessary to comply with Section 162(m), with respect to grants of performance share, performance unit and other performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan in each year of the performance period is 50,000 and the maximum amount of any award settled in cash is $1,000,000 in each year of the performance period.

Other Stock-Based Awards

     The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan.

Termination of Employment

     The Committee will determine the terms and conditions that apply to any award upon a Termination of Service (as defined in the Equity Incentive Plan) with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control

     All outstanding awards vest, become immediately exercisable or payable or have all restrictions lifted immediately upon a Change in Control (as defined in the Equity Incentive Plan) but only if, and to the extent, determined by the Committee at or after grant.

Amendment and Termination

     The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards

     The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for

Pinnacle Financial Partners, Inc.	Page 20

additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered or transferred except (i) by will or by the laws of descent and distribution; (ii) to a member of the participant’s immediate family or a trust for the benefit of an immediate family member; (iii) to a partnership of which the only partners are members of the participant’s immediate family; or (iv) as permitted by the Committee in its discretion. Incentive stock options may not be pledged or otherwise encumbered or transferred except by will or by the laws of descent and distribution.

Certain Federal Income Tax Consequences

     The following is a brief description of the current federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.

     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR, a restricted share award, a performance share award or a performance unit award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

     If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.

     Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted stock or performance shares, the participant will recognize ordinary income on the fair market value of the Common Stock at the time such shares of become vested as a result of the restrictions lapsing with respect to restricted shares or the achievement of the performance goals with respect to performance shares unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the Common Stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made).

Pinnacle Financial Partners, Inc.	Page 21

     Payments made under performance awards settled in cash are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.

     Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards, including performance share awards and performance unit awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

     The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

     The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

     The following table summarizes information concerning the Company’s equity compensation plans at December 31, 2004:

Number of Shares
Remaining
		Weighted	Available for Future
	Number of Shares	Average	Issuance Under
	to be Issued upon	Exercise	Equity
	Exercise of	Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Shares
	Options and	Options and	Reflected in First
Plan Category	Warrants	Warrants	Column)
Equity compensation plans approved by shareholders:
2000 Stock Incentive Plan	980,414	$6.13	—
2004 Equity Incentive Plan	87,936	$17.46	444,024
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	1,068,350	$7.03	444,024

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE PINNACLE FINANCIAL PARTNERS, INC. 2004 EQUITY INCENTIVE PLAN.

Pinnacle Financial Partners, Inc.	Page 22

EXECUTIVE MANAGEMENT INFORMATION

     The following table shows for the Named Executive and other executive officers of the Company and the Bank: (a) his or her name, (b) his or her age, (c) how long he or she has been an officer, and (d) his or her position.

		Officer
Name	Age	Since	Position with Company and Bank
Named Executive Officers:
M.Terry Turner	50	2000	President and Chief Executive Officer
Robert A. McCabe, Jr.	54	2000	Chairman of the Board
Hugh M. Queener	49	2000	EVP and Chief Administrative Officer
James E. White	52	2000	EVP and Senior Lending Officer
Charles B. McMahan	58	2003	EVP and Senior Credit Officer
Other Executive Officers:
Joanne B. Jackson	47	2000	EVP and Client Services Group Manager
Harold R. Carpenter, Jr.	46	2000	EVP and Chief Financial Officer

     Mr. Turner was employed by First American National Bank serving in various capacities from 1979 to 1999. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation.

     Mr. McCabe was employed by First American National Bank serving in various capacities from 1976 to 1999, including being appointed vice chairman of First American Corporation from 1994 to 1999.

     Mr. Queener was employed by AmSouth Bancorporation from 1999 to 2000 serving as an Executive Vice President in the consumer banking group in Nashville. Prior to the merger with AmSouth, Mr. Queener was employed by First American National Bank from 1987 to 1999 serving most recently as executive vice president in charge of retail lending from 1987 to 1999. Prior to his employment at First American, Mr. Queener was employed with The Kirchman Corporation from 1986 to 1987 and served as senior vice president for client service, installations and software development and support.

     Mr. White was employed by AmSouth Bancorporation from 1999 to 2000 serving as Executive Vice President – Group Sales Manager for the private banking group in Nashville. Prior to First American National Bank’s merger with AmSouth, Mr. White was employed by First American National Bank from 1991 to 1999 serving in a variety of roles in the commercial and private banking areas, including private banking group manager in 1998 and 1999 and president of the middle region of Tennessee in 1997 and 1998.

     Mr. McMahan was employed by AmSouth Bancorporation from 1999 to 2002 as Senior Vice President – State Senior Credit Officer for Tennessee and Louisiana based in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. McMahan was employed in a variety of roles from 1974 to 1999 at First American National Bank in the commercial and consumer lending areas and, ultimately, was promoted to Executive Vice President – Credit Administration. Mr. McMahan is also a certified public accountant.

     Ms. Jackson was employed by AmSouth Bancorporation from 1999 to 2000 as the business banking team leader in Nashville, Tennessee. Prior to the merger with AmSouth, Ms. Jackson was employed as a senior vice president at First American National Bank from 1994 to 1999 serving in a variety of roles focusing on the small business market.

     Mr. Carpenter was employed by AmSouth Bancorporation from 1999 to 2000 as a senior vice president in the finance group in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. Carpenter was employed

Pinnacle Financial Partners, Inc.	Page 23

by First American Corporation as senior vice president from 1994 to 1999 serving most recently as the financial manager for the Tennessee, Mississippi and Louisiana areas. Mr. Carpenter was employed by the national accounting firm, KPMG LLP, from 1982 to 1994.

REPORT OF THE
HUMAN RESOURCES, NOMINATING AND COMPENSATION COMMITTEE

     The duties and responsibilities of the Human Resources, Nominating and Compensation Committee (the “Committee”) include, among other things, overseeing the Company’s overall executive compensation philosophy; measuring performance with respect to established goals and objectives; designing the components for all executive compensation; and establishing the framework for all compensation for the Chief Executive Officer. The Committee is composed of four independent directors.

     Compensation Philosophy

     Pinnacle’s executive compensation philosophy includes the following principles:

•	A comprehensive compensation package should take into account all forms of compensation to include salary, incentives, other compensation and perquisites.

•	Compensation should be competitive with peers based on asset size.

•	Compensation should include significant upside potential and downside risk.

•	Incentives should ensure excellent short-term and long-term results.

•	Key performance measures contained in the strategic framework that were adopted by the Board of Directors and updated annually provide a basis for making qualitative judgments about performance and its implication on compensation and incentive payouts.

•	Compensation should be both affordable for the firm and fair to the executive.

     Measuring Performance

     The Board has established a strategic framework consisting of 20 financial and other measures in the critically important areas of soundness, profitability, growth and market effectiveness. The Board has established long-term targets and annual targets for the current and next two years for each of these performance measures. These targets include measurements, which are widely known in the banking industry as well as several internally developed benchmarks as follows:

Soundness
Criticized/classified assets to capital	Allowance for loan losses to total loans
Nonperforming loans to total loans	Past due loans > 90 days
Net charged-off loans to average loans	Tier 1 leverage ratio
Total risk based capital ratio	Net noncore funding dependency

Profitability
Return on average assets	Return on average equity
Fully-diluted earnings per share	Efficiency ratio
Total noninterest income to total revenues	Net interest margin

Growth
Growth in earnings per share year over year	Growth in deposits year over year

Market Effectiveness
Market share	Internal client service index
Internal operational quality index	Associate retention rates

Pinnacle Financial Partners, Inc.	Page 24

     The key performance measures noted above are integral parts of the Company’s strategic planning efforts. Annually, these measurements are reviewed and, in some cases, modified by the Board. These measurements provide a basis for making qualitative judgments about performance and its implication on compensation and incentive awards for the Company’s executive officers, particularly the Chief Executive Officer.

     Components of Executive Compensation

     The three primary components of executive compensation are:

•	Base Salary

•	Annual Cash Incentive Plan

•	Stock and Other Long-term Incentive Plans

     Base Salary - Base salary is designed to provide reasonable levels of compensation to the executive. Salaries for the Company’s executive officers are reviewed annually and are based on:

•	Job scope and responsibilities;

•	Corporate, business unit, and individual performance;

•	Competitive salaries for similar positions; and

•	Other factors.

     Annual Cash Incentive Plan - All non-commissioned associates of the Company are eligible for participation in the Annual Cash Incentive Plan which provides awards to the participants at various levels ranging from 10% of base salary to 50% of base salary. For the Named Executive Officers and other executive officers, the annual cash incentive plan ranges from 30 – 50% of the officer’s base salary compensation and is considered “at risk” if minimum performance thresholds are not met. The Committee is responsible for administering the Annual Cash Incentive Plan. For all participants, the award is based on achieving the Company’s annual earnings targets and clearing various soundness thresholds. The Annual Cash Incentive Plan is structured such that awards may increase or decrease based on whether the Company’s actual performance for the calendar year exceeded pre-established performance targets, met performance targets or was less than performance targets. Additionally, all participants must be rated at least “meets expectations” against their individual goals and objectives in their annual performance reviews to receive any payouts under the Annual Cash Incentive Plan. For the 2004 plan, the CEO of the Company had discretionary authority to increase a participant’s award by 5% should the CEO determine that the efforts of the participant during 2004 warrant such an increase.

     In 2004, the Company did not achieve its earnings targets, although it did achieve its soundness thresholds. As a result, the Company awarded the participants, including the Named Executive Officers, an award which approximated 80% of their individual targeted cash incentive award. For the Named Executive Officers, the 2004 cash incentive award actually paid ranged from 24% of their base salary to 40%.

     Stock and Other Long-term Incentive Plans – In 2004, the Company’s Board adopted, and the Company’s shareholders approved, the Company’s 2004 Equity Incentive Plan (the “2004 Plan”). Under the terms of the 2004 Plan, the Company’s associates are eligible to receive equity based incentive awards including stock options, stock appreciation awards, restricted shares of the Company’s common stock, restricted stock units and performance shares or units. The 2004 Plan reserved 531,960 shares of the Company’s common stock for issuance to the eligible participants.

Pinnacle Financial Partners, Inc.	Page 25

     The Committee believes that equity-based, long-term compensation programs link the interests of senior management, both individually and as a team, to the long-term interests of stockholders. In 2004, the Committee granted awards to the Company’s Named Executive Officers, as follows:

•	Named Executive Officers received stock option awards during 2004 after the Committee considered the stock option holdings of these officers in relation to other associates in the Company. All stock options awarded to the Named Executive Officers in 2004 vest over a five-year period and have value only to the extent that the Company’s common stock price increases over the grant price during the ten-year exercise period. This compensation is totally at risk in the event that the stock price does not increase over the grant price. The more shareholder value increases, the greater the compensation to the executives. The Committee anticipates that all future stock option grants to the Named Executive Officers and other senior executive officers will be based on the achievement of certain annual performance objectives including earnings objectives, rather than simply the passage of time.

•	The Committee also granted shares of restricted stock to the Named Executive Officers and certain other senior executive officers, with the forfeiture restrictions of those awards tied to the Company’s three-year performance plan. The restrictions associated with the restricted shares awarded to the Named Executive Officers in 2004 lapse in 33% increments upon the achievement of the performance targets for each fiscal year ended 2004, 2005 and 2006 or for the three year period ended 2006 for those awards for which the one year targets were not met if the Company meets targets established for the three-year period. Therefore, the incentive is only earned if senior management effectively manages the Company to achieve sustained longer-term performance within certain earnings and soundness thresholds. The performance targets associated with the 2004 award were achieved and the restrictions associated with that particular traunche of the 2004 award have been released.

     Chief Executive Officer Compensation

     Pinnacle has been pursuing a plan to achieve a target of $1 billion in total assets by the end of 2006. The firm believes that achievement of this growth, while at the same time achieving important soundness targets, will produce extraordinary shareholder value. As a result, the goals of this firm require a CEO that can build a high-performing financial franchise in a very short period of time. Additionally, Pinnacle’s CEO will be required to:

a.	Meet or exceed ongoing profitability goals;

b.	Recruit and retain a work force which embraces the culture of a high growth, values-oriented enterprise;

c.	Market a financial firm that emphasizes distinctive service and expert advice to clients;

d.	Plan and execute the necessary capital raising efforts to support the extraordinary growth;

e.	Manage and measure the risk characteristics of the firm (including soundness, operational, and reputation risks) such that risks and returns remain in balance;

f.	Conduct business that is consistent with the standards of the various regulatory bodies; and

g.	Provide for a corporate governance process that is considered “best practice” among publicly held entities.

     In light of these goals, the Committee’s process for determining the compensation of the Company’s CEO involved several steps and included such items as the establishment of an appropriate basis for benchmarking; benchmarking bank performance relative to peers on key measures including those that are highly correlated to share price performance; making qualitative and quantitative judgments regarding the “market equity” of Pinnacle’s CEO compensation versus benchmark ranges; profiling targeted compensation and developing a change plan to implement the results of the process, if necessary. Additionally, the Committee may elect to engage an outside consultant to assist in the process if the Committee deems necessary.

     Benchmarking is a critical part of the process of setting the Company’s compensation for its CEO. Publicly-held companies are required to publish CEO compensation data in their proxy materials, offering circulars and other filings with the SEC. There are several entities that produce peer comparisons based on

Pinnacle Financial Partners, Inc.	Page 26

that information. Pinnacle has selected a firm that conducts an extensive executive compensation review annually. This review compares executive compensation practices of several thousand publicly held banking firms in the United States. As a part of their annual publication, this firm provides information on a total “option adjusted” compensation basis and each of its components for virtually all CEO’s of publicly held banks and thrifts. Total “option adjusted” compensation is the summation of direct cash compensation, the value of other compensation benefits (i.e.; qualified pension plans, profit sharing plans, SERPs, etc.) and the value of any equity-based compensation such as stock options and restricted stock awards that may have been granted to the CEO. The Committee believes that this review, which it conducts annually, produces relevant and reliable information in order to assess the competitive landscape for bank executives with comparable job scope.

     In 2004, the Committee determined that the total “option adjusted” compensation for a select peer group of CEO’s of banks with assets of $500 million to $1 billion was an appropriate benchmark for Pinnacle’s CEO and that Pinnacle’s CEO compensation should exceed the average compensation for this peer group. In addition to the benchmark, the Committee considered other relevant matters such as competition, the degree of difficulty in the annual or long-range plan, affordability and other matters the Committee deemed important. For 2004, the Committee determined that compensation for Pinnacle’s CEO should be between 60th and 80th percentile of the selected peer group.

     In setting the CEO’s 2004 total “option adjusted” compensation, the Committee believed that a significant portion of the compensation should be “at risk” and based on the achievement of performance targets. The Committee determined that if performance targets were met, then compensation would be enhanced for meeting those goals and objectives. If performance targets were not met, compensation would be negatively impacted. The Committee also determined that extraordinary results should provide for significantly enhanced compensation. Generally, the Committee believed that the CEO’s annual total “option adjusted” compensation should approximate the following guidelines:

-	40% to 50% should be in the form of base salary.

-	40% to 60% should be “at-risk”, tied to the achievement of short- and long-term performance targets.

-	Approximately one third of the “at-risk” compensation should be in the form of a targeted cash bonus award dependent on the firm meeting annual performance targets.

-	Approximately two thirds of the “at-risk” compensation should be longer-term in nature and directly linked to shareholder value creation. This compensation could be in the form of stock options, restricted stock, stock appreciation rights, etc. For longer-term compensation, the Committee believed that it should have latitude to grant awards that are both subject to time vesting and awards that vested pursuant to the achievement of multi-year performance targets.

     The Committee concluded that approximately 42% of the CEO’s compensation for 2004 was considered at risk. Therefore, the mix of fixed versus “at-risk” pay was considered appropriate by the Committee.

     Additionally, although other financial firms use other methods of compensation (e.g., board fees, pension plans, SERP’s, country club memberships, etc.), it was, and continues to be, the view of the Committee that total compensation for Pinnacle’s CEO should be largely comprised of 1) direct cash compensation and 2) equity-based compensation which reward for achievement of the firm’s goals and objectives and the creation of long-term shareholder value. The Committee does, however, have the flexibility to utilize other forms of compensation as circumstances arise and provided the CEO with an automobile allowance of $13,000 during 2004.

     The Committee also encourages the CEO to maintain a meaningful personal ownership in the Company in the form of common stock. Periodically, the Committee may establish common stock ownership goals for the CEO.

Pinnacle Financial Partners, Inc.	Page 27

     In 2004, the CEO’s annual base salary was set by the Committee at $260,000. Additionally, on April 26, 2004, the Committee granted to the CEO an option to purchase 15,140 shares of the Company’s common stock at an exercise price of $14.78 per share. The option, which vests 20% per year for five years, may be exercised by the CEO until April 26, 2014. On August 26, 2004, the Committee granted the CEO a restricted stock award of 690 shares of the Company’s common stock with a three-year restriction period. The restriction period lapses in equal annual installments if the Company achieves certain earnings and soundness targets during each of the three years. If the targets are not met in any particular year, the forfeiture restrictions will ultimately lapse for that year if the Company achieves certain cumulative earnings and soundness targets for the three-year period covered by the award.

     Under the terms of the Company’s annual cash incentive plan, the CEO is eligible to receive a bonus payment targeted at 50% of his base salary based on the Company’s and the CEO’s performance during the year. The amount of the bonus is determined at the sole discretion of the Committee. On January 21, 2005, the Company paid the CEO $104,000 pursuant to the Company’s Annual Cash Incentive Plan for the 2004 fiscal year. The amount paid was equal to 40% of the CEO’s base salary or 80% of the CEO’s 50% targeted award.

     The CEO’s employment agreement, which was executed in 2000, automatically renews each day, so that the agreement always has a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. The agreement also includes severance in the event of certain terminations of employment or changes in control. Please see “Employment Agreements” on page 32 of this proxy statement.

     Summary

     The Committee believes this mix of market-based salaries, potentially significant variable cash incentives associated with annual and long-term performance and the potential for equity ownership in the Company represents a balance that will attract and retain high quality, experienced, management and motivate the management team to produce strong returns and accomplish multi-year performance objectives. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on shareholder value creation.

Gregory L. Burns, Chairman John E. Maupin, Jr., Member James L. Shaub, II, Member Reese L. Smith, III, Member

     The foregoing report of the Human Resources, Nominating and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

* * * * *

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the monthly percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the NASDAQ Market Index and a customized index created by SNL Financial of Southeastern United States banks with assets of $500 million to $1 billion for the period commencing on August 17, 2000 (the date of the Company’s initial public offering of Common Stock) and ending December 31, 2004 (the “Measuring

Pinnacle Financial Partners, Inc.	Page 28

Period”). The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 on August 17, 2000. The change in cumulative total return is measured by dividing the change in share price between the beginning and end of the Measuring Period by the share price at the beginning of the Measuring Period. As the Company paid no cash dividends, the impact of dividends is not applicable to the Company’s total return. However, cash dividends may impact the cumulative returns of the two indices.

Cumulative Total Returns (1)

Comparison of

PINNACLE FINANCIAL PARTNERS, INC.
NASDAQ NATIONAL STOCK MARKET (US) INDEX
SNL SOUTHEAST BANKS with ASSETS of $500 MILLION to $1 BILLION (2)

(1)	Assumes $100 invested on August 17, 2000 in Pinnacle Financial Partners, Inc. Common Stock (“PNFP”) and the two indexes noted above. Additionally, PNFP has traded on the NASDAQ National Market since August 14, 2002. From May 28, 2002 to August 13, 2002, PNFP was traded on the NASDAQ SmallCap Market. Prior to May 28, 2002, PNFP was traded on the OTC Bulletin Board.

(2)	SNL Southeast Banks with assets of $500 million to $1 billion is a customized index consisting of 40 publicly traded banking institutions headquartered in nine states in the southeastern United States. SNL Financial is a financial research firm focused on banking and other industries located in Charlottesville, Virginia.

Cumulative Total Return of $100.00 initial investment on August 17, 2000

	Aug 17,	December 31,
	2000	2000	2001	2002	2003	2004
Pinnacle Financial Partners, Inc.	100.00	60.00	102.50	129.10	235.00	452.42
NASDAQ National Market (US) Index	100.00	62.69	49.49	33.89	50.84	55.49
SNL Southeast Banks with assets of $500 million to $1 billion	100.00	95.17	122.32	153.39	216.14	242.60

* * * * *

Pinnacle Financial Partners, Inc.	Page 29

COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities of the Chief Executive Officer and the other four most highly compensated executive officers of the Company whose salary and bonus payment exceeded $100,000 (collectively, “Named Executive Officers”) for the years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

		Annual Compensation			Long-term Compensation
					Restricted	Number of
				Other Annual	Stock	Securities	All Other
Named Executive Officer		Salary	Bonus	Compensation	Awards(1)	Underlying	Compensation (3)
Principal Position	Year	($)	($)	($)	($)	Options(2)	($)
M. Terry Turner, Chief Executive Officer	2004	$260,000	$104,000	—	$14,401	15,140	$9,036
	2003	235,000	113,500	—	—	25,000	6,000
	2002	220,000	73,333	—	—	45,000	5,500

Robert A. McCabe, Jr., Chairman	2004	$257,100	$102,840	—	$12,836	13,500	$10,702
	2003	232,500	112,250	—	—	22,000	6,000
	2002	220,000	73,333	—	—	45,000	5,500

Hugh M. Queener, Chief Administrative	2004	$188,000	$60,160	—	$11,208	11,850	$7,399
Officer	2003	173,625	65,600	—	—	19,000	5,867
	2002	160,000	42,667	—	—	27,000	5,070

James E. White, Senior Lending Officer	2004	$156,000	$37,440	—	$7,827	4,500	$5,069
	2003	150,000	45,000	—	—	—	4,870
	2002	145,600	29,120	—	—	14,000	4,368

Charles B. McMahan, Senior Credit	2004	$145,600	$34,944	—	$7,326	6,150	$4,859
Officer (4)	2003	136,833	42,000	—	—	5,000	4,048

(1)	Includes the value, based on the closing market price of the Common Stock on the Nasdaq Stock Market on August 26, 2004, the date of issuance of the restricted stock as follows: Mr. Turner, 690 shares; Mr. McCabe, 615 shares; Mr. Queener, 537 shares; Mr. White, 375 shares; and Mr. McMahan, 351 shares. The restrictions associated with these restricted shares lapse if key performance targets related to a maximum amount of criticized assets and the achievement of a certain earnings per share are achieved over a three-year period. As a result, the restrictions associated with the restricted shares awarded to the named executive officers in 2004 lapse in 33% increments upon the achievement of the performance targets for each fiscal year ended 2004, 2005 and 2006 or for the three-year period ended 2006 for those awards for which the one year targets were not met if the Company meets targets for the three-year period. These performance targets were met for 2004. At December 31, 2004, the named executive officers’ aggregate holdings of restricted shares of the Company and the market value of such shares was as follows: Mr. Turner, 690 shares valued at $15,608; Mr. McCabe, 615 shares valued at $13,912; Mr. Queener, 537 shares valued at $12,147; Mr. White, 375 shares valued at $8,483; and Mr. McMahan, 351 shares valued at $7,940. If the Company pays dividends during the forfeiture period, dividends will be paid on the restricted shares.

(2)	Adjusted for a two for one stock split on May 10, 2004.

(3)	Reflects contributions by the Company to its retirement plans for the benefit of each named officer in the amounts of $6,500; $6,000 and $5,500 for Mr. Turner for the years ended December 31, 2004, 2003 and 2002; in the amounts of $7,546; $6,000 and $5,500 for Mr. McCabe for the years ended December 31, 2004, 2003 and 2002; in the amounts of $5,905; $5,867 and $5,070 for Mr. Queener for the years ended December 31, 2004, 2003 and 2002; in the amounts of $4,673; $4,870 and $4,368 for Mr. White for the years ended December 31, 2004, 2003 and 2002; and in the amounts of $4,361 and $4,048 for Mr. McMahan for the years ended December 31, 2004 and 2003. Also reflects payment of premiums for long term disability benefits in the amounts of $2,536 for Mr. Turner; $3,156 for Mr. McCabe; $1,494 for Mr. Queener; $396 for Mr. White and $498 for Mr. McMahan for the year ended December 31, 2004.

(4)	Mr. McMahan began his employment with the Company on December 31, 2002.

     We believe that bonuses are a valuable tool in motivating an employee base that is focused on providing our customers effective financial advice and increasing shareholder value. As a result, substantially all of our employees are eligible for variable pay (bonus) incentives through our Annual Cash Incentive Plan. We believe this differentiates us from many other financial institutions. The Annual Cash Incentive Plan is approved by the Human Resources, Nominating and Compensation Committee of the Board. This plan requires the Company to achieve certain financial goals for the calendar year in order for a payment of any annual award to any employee. These financial goals include a limitation as to the maximum level of

Pinnacle Financial Partners, Inc.	Page 30

criticized assets and the achievement of a certain level of earnings. Each employee who is eligible for an award is given a target of 10% to 50% of their base pay at the beginning of the year. This percentage increases or decreases should the Company exceed or not meet its financial goals. The Company’s Chief Executive Officer also had the discretion to award an additional 5% to an employee based on individual accomplishment. During the year ended December 31, 2004, $1,168,000 in bonuses were awarded to the Company’s associates, of which $339,384 was awarded to the Named Executive Officers. The incentive plan for 2005 is structured similarly to that of 2004 with there being a limitation as to the Company’s maximum amount of criticized assets and the achievement of a certain earnings per share for the year.

     Option Grants in 2004. The following table sets forth information concerning stock options granted in 2004 to the Named Executive Officers listed above under the 2004 Incentive Plan. The Company did not grant any stock appreciation rights during 2004.

Option Grants for the year ended December 31, 2004

					Potential Realizable Value
	Number of	Percent of			(Assumes Annual
	Securities	Total Options	Exercise		Rates of Stock Price
	Underlying	Granted to All	Price		Appreciation for
Name	Options	Employees in 2004	Per Share	Expiration Date	Option Term)
					5%($)	10%($)
M. Terry Turner	15,140	8.0%	$14.78	April 26, 2014	$140,727	$356,630
Robert A. McCabe, Jr.	13,500	7.1%	$14.78	April 26, 2014	$125,483	$317,999
Hugh M. Queener	11,850	6.3%	$14.78	April 26, 2014	$110,146	$279,133
James E. White	4,500	2.4%	$12.37	Jan. 12, 2014	$35,007	$88,716
Charles B. McMahan	6,150	3.3%	$12.37	Jan. 12, 2014	$47,843	$121,245
Named executive officers, as a group	51,140	27.0%
All employees, as a group	189,080	100.0%	$12.37 to $24.69	Thru Nov. 16, 2014

     All of the Company’s options issued in 2004 have been issued pursuant to the 2004 Equity Incentive Plan and vest in 20% increments beginning one year from the date of grant and vest 20% each year for the following four years. Vesting for all options will be accelerated in the event of a “change of control”. A “change of control” generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company’s shareholders before the merger own 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party. Pursuant to the 2004 Equity Incentive Plan, options expire ten years from the grant date. All of the options were granted at exercise prices equal to the closing price of the Company’s Common Stock on the date of grant.

Pinnacle Financial Partners, Inc.	Page 31

     Aggregate Option Exercises During 2004 and Option Values at Year-End. The following table sets forth information on options granted to the above Named Executive Officers as of December 31, 2004.

Aggregate Option Exercises for the year ended December 31, 2004 and
December 31, 2004 Option Values

	Aggregate option		Number of securities		Value of unexercised
	exercises during 2004		underlying unexercised		in-the-money options
	Shares acquired	Value	options at December 31, 2004		at December 31, 2004 (1)
	on exercise (2)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
M. Terry Turner	—	—	104,000	86,140	$1,835,570	$1,344,878
Robert A. McCabe, Jr.	—	—	103,400	82,100	1,825,988	1,293,692
Hugh M. Queener	—	—	68,000	58,850	1,198,694	900,860
James E. White	—	—	25,800	19,700	459,776	317,589
Charles B. McMahan	—	—	2,000	9,150	32,330	111,533

(1)	At December 31, 2004, the closing price of the Company’s common stock on the Nasdaq National Market was $22.62 per share. Value is calculated on the basis of the difference between the option exercise price and $22.62, multiplied by the number of shares of Common Stock underlying the option.

(2)	No Named Executive Officers exercised any options during 2004.

EMPLOYMENT AGREEMENTS

     The Company entered into a three-year employment contract with M. Terry Turner, President and Chief Executive Officer, on August 1, 2000. The agreement automatically renews for an additional day each day after March 31, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. Pursuant to this agreement with Mr. Turner, the Company will be obligated to pay Mr. Turner his base salary for the following terminating events:

Payment Obligation
Terminating Event	In relation to Base Salary
Mr. Turner becomes permanently disabled	Maximum of six months
The Company terminates Mr. Turner’s employment without cause, as defined in the agreement	End of agreement’s term
Mr. Turner terminates his employment for cause, as defined	Maximum of twelve months
Mr. Turner terminates his employment within twelve months after a change of control, as defined	Three times base salary and target bonus, plus benefits

     The Company entered into a three-year employment contract with Robert A. McCabe, Jr., Chairman of the Board and Chief Financial Services Officer, on August 1, 2000. The agreement automatically renews for an additional day each day after August 1, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. Pursuant to this agreement with Mr. McCabe, the Company will be obligated to pay Mr. McCabe his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.

     The Company entered into a three-year employment contract with Hugh M. Queener, Chief Administrative Officer, on December 4, 2000. The agreement automatically renews for an additional day each day after April 1, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. Pursuant to this agreement with Mr. Queener, the Company will be obligated to pay Mr. Queener his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.

Pinnacle Financial Partners, Inc.	Page 32

     The employment agreements set forth above for Messrs. Turner, McCabe and Queener, contain provisions that if the executive terminates his employment with the Company for “cause” within a year following a “change of control”, the executive shall be entitled to a severance payment equal to three times the executive’s then current salary and target bonus. A “change of control” generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company’s shareholders before the merger own 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party. The executive will also receive three years of Company-provided health plan benefits subsequent to his termination. In addition, the executive will be indemnified by the Company for any excise tax due under Section 4999 of the Internal Revenue Code of an amount sufficient to place the executive in the same after-tax position as the executive would have been had no excise tax been imposed upon or incurred or paid by the executive.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists, as of February 28, 2005, the number of shares of Common Stock beneficially owned by (a) any person known to the Company who owns in excess of 5% of the outstanding shares of Common Stock, (b) each current director of the Company, (c) each Named Executive Officer listed in the Summary Compensation Table, and (d) all directors and executive officers, as a group. The information shown below is based upon information furnished to the Company by the named persons.

	Number of	Percent of
	Shares Beneficially	all Shares
Name	Owned (1)(2)	Owned (2)
Directors:
Sue G. Atkinson	41,200	0.49%
Gregory L. Burns	23,886	0.28%
Colleen Conway-Welch	30,000	0.36%
Clay T. Jackson	185,058	2.16%
John E. Maupin, Jr., D.D.S	4,250	0.05%
Robert A. McCabe, Jr.	475,746	5.37%
Robert E. McNeilly, Jr.	78,556	0.93%
Dale W. Polley	78,600	0.93%
Linda E. Rebrovick	38,060	0.45%
James L. Shaub, II	80,556	0.95%
Reese L. Smith, III	88,104	1.04%
M. Terry Turner	362,668	4.14%
Named Executive Officers:
Hugh M. Queener	225,953	2.62%
James E. White	47,275	0.56%
Charles B. McMahan	6,581	0.08%
All Directors, Named Executive and other executive officers, as a Group (17 persons)	1,856,731	18.12%

(1)	Each person is the record owner of and has sole voting and investment power with respect to his or her shares. Additionally, the address for each person listed is 211 Commerce Street Suite 300, Nashville, Tennessee 37201.

(2)	For each person, these amounts include common shares outstanding plus all common shares which could be acquired from the exercise of any vested warrants or options within 60 days of February 28, 2005 (the record date for the Meeting) regardless of price. The percent of shares outstanding is computed by dividing the number of shares beneficially owned noted above by the Company’s total shares outstanding plus the number of shares which could be acquired from the exercise of any vested warrants or options within 60 days of February 28, 2005 regardless of price for each particular person or group. The number of shares which could be acquired from the exercise of any vested warrants or options within 60 days of February 28, 2005 regardless of price for each particular person is as follows: Ms. Atkinson (10,000 shares); Mr. Burns (no shares); Ms. Conway-Welch (10,000 shares); Mr. Jackson (25,000 shares); Mr. Maupin (1,000 shares); Mr. McCabe (197,500 shares); Mr. McNeilly (25,000 shares); Mr. Polley (25,000 shares); Ms. Rebrovick (10,000 shares); Mr. Shaub (25,000 shares); Mr. Smith (30,000 shares); Mr. Turner (199,028 shares); Mr. Queener (116,370 shares); Mr. White (30,900 shares); Mr. McMahan (3,230 shares) and all directors and executive offices, as a group (733,448 shares).

Pinnacle Financial Partners, Inc.	Page 33

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based on a review of the copies of these reports furnished to the Company during the year ended December 31, 2004, or on written representations from certain reporting persons that no Forms 5 were required for those persons, all of our directors and executive officers, who are listed above, complied with all applicable Section 16(a) filing requirements, except that a Form 4 was not timely filed for Mr. McCabe and Mr. Jackson with respect to certain common stock purchases during 2004 and for executive officer, Mrs. Joanne Jackson, with respect to the exercise of certain common stock options during 2004. Additionally, we are not aware of any shareholders who hold more than 10% of the outstanding common stock of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which the directors and officers have a controlling interest. These transactions are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.

     Atkinson Public Relations, of which Sue G. Atkinson is chairman, provides various services for the Company subject to an agreement which was approved by the Board of the Company. For the year ended December 31, 2004, the Company incurred approximately $140,926 in expenses for services rendered by this public relations company. Also, Mr. Jackson is an officer in an insurance firm that serves as an agent in securing insurance in such areas as Pinnacle Financial’s property and casualty insurance and other insurance policies.

     The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships and other organizations in which the directors or officers have a material interest either as an executive officer or an owner of a greater than 10 percent voting ownership interest. These transactions are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features, except as follows. Dr. Maupin is the President and Chief Executive Officer of Meharry Medical College (“Meharry”). The Bank is a $1,088,485 participant in a $22,500,790 letter of credit issued by a group of banks on behalf of Meharry which has been classified by Pinnacle which therefore may involve more than the normal risk of collectibility.

Pinnacle Financial Partners, Inc.	Page 34

REPORT OF THE AUDIT COMMITTEE

     The following is the Report of the Audit Committee regarding the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K:

     We have reviewed and discussed with management the Company’s audited financial statements as of December 31, 2004 and 2003 and for the each of the years in the three-year period ended December 31, 2004.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board and have discussed with the independent auditors the auditor’s independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Dale W. Polley, Chairman
Clay T. Jackson, Member
Robert E. McNeilly, Jr., Member
Linda E. Rebrovick, Member
James L. Shaub, II, Member

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     In March of 2004, the Company engaged the accounting firm of KPMG LLP (“KPMG”) as the auditors of the Company’s December 31, 2004 consolidated financial statements. This engagement also included reviews of the Company’s interim financial statements included in Quarterly Reports on Form 10-Q for 2004. The Audit Committee of the Board of the Company has approved the appointment of KPMG to serve as the Company’s independent auditors for the Company for the year ending December 31, 2005. The Audit Committee considered the background, expertise and experience of the audit team assigned to the Company and various other relevant matters, including the proposed fees for audit services. A representative of KPMG will be present at the Meeting and will be given the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders.

Pinnacle Financial Partners, Inc.	Page 35

     Audit Fees. During the years ended December 31, 2004 and December 31, 2003, the Company incurred the following principal independent auditor fees:

	2004	2003
Audit Fees (1)	$282,500	$88,000
Audit-Related Fees (2)	65,500	—
Tax Fees	16,850	42,000
All Other Fees	—	—

Total Fees	$364,850	$130,000

(1)	Includes fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, report on management’s assertion regarding internal controls.

(2)	Includes fees related to services provided in connection with the Company’s filing of a Registration Statement on Form S-3 during 2004 of $64,000 and fees of $1,500 related to issuance of consent on Form S-8.

     The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services KPMG, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by KPMG during fiscal 2004 prior to KPMG performing such services.

OTHER MATTERS

     The Board of the Company knows of no other matters that may be brought before the Meeting. If, however, any matters other than those set forth in this proxy statement should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

Pinnacle Financial Partners, Inc.	Page 36

GENERAL INFORMATION

     Annual Report. The Company’s 2004 Annual Report is being mailed to shareholders with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

     Additional Information. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, excluding certain exhibits thereto, may be obtained without charge by writing to Pinnacle Financial Partners, Inc., Attn: Chief Financial Officer, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201. Also, the Company’s Annual Report on Form 10-K and all quarterly Form 10-Q’s for the year ended December 31, 2004 can also be accessed via the “Investor Relations” section of the Company’s website located at www.pnfp.com.

By Order of the Board of Directors,

/s/ HUGH M. QUEENER
Hugh M. Queener
Corporate Secretary

March 14, 2005

Pinnacle Financial Partners, Inc.	Page 37

Appendix A

PINNACLE FINANCIAL PARTNERS, Inc.

Corporate Governance Guidelines

The Human Resources, Nominating and Compensation Committee of the Board of Directors has established these Corporate Governance Guidelines to provide guidance with respect to the Board’s responsibilities as well as to comply with the rules of NASDAQ and good corporate governance principles. These guidelines are intended to reflect the Board’s commitment to monitor the effectiveness of policy and decision making at the Board and management levels, with a view to enhancing stockholder value over the long term.

     1. Director Qualifications

          The Human Resources, Nominating and Compensation Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. No director may be nominated to a new term if he or she would be age 72 or older at the time of the election.

          Directors are expected to submit a letter of resignation when they experience a change in employment or file for bankruptcy protection. The Committee will review the appropriateness of continued Board membership where a director experiences a change in employment or files for bankruptcy protection.

          Directors must notify the Chairman of the Board and the Chairman of the Human Resources, Nominating and Compensation Committee in advance of accepting an invitation to serve on another company’s board of directors. The Human Resources, Nominating and Compensation Committee may consider whether such service may negatively affect such director’s ability to serve on the Board. Generally, directors will limit the number of public company boards on which they serve to four.

          No director may be renominated that failed to attend 75% of the meetings in the past year without valid excuse as determined by the Human Resources, Nominating and Compensation Committee.

          In order to attract qualified candidates, the Company may purchase reasonable directors’ and officers’ liability insurance on their behalf to provide the benefits of indemnification to the fullest extent permitted by law and the Company’s charter, by-laws and any indemnification agreements, and to provide exculpation as provided by state law and the Company’s charter.

     2. Director Nomination

          Nominees for directorship will be recommended to the Board by the Human Resources, Nominating and Compensation Committee in accordance with the policies and principles in its charter. The Board will determine whether the recommended nominees will be part of the Company’s nominees for director in each proxy statement for the annual meeting of shareholders and, between annual meetings, will elect new directors, upon recommendation by the Committee, to fill vacancies on the board.

     3. Board Composition

          The Board will have a majority of directors who meet the criteria for independence required by NASDAQ.

          The Board presently has twelve members. The by-laws establish a range of five to twenty five. The Board believes that nine to fifteen members is currently the optimal size to permit diversity of experience without hindering effective discussion or diminishing individual accountability. Pursuant to the Company’s charter, the number of directors shall be set by the affirmative vote of a majority of the full Board, and the Board shall be divided into three classes. Any change in the range of Board members will be reflected in the Company’s by-laws. The Human Resources, Nominating and Compensation Committee shall recommend whether to increase the size of the Board or whether, in the event of a vacancy for any reason, to fill such vacancy or to reduce the size of the Board. A change in the range or number of directors requires affirmative votes of 2/3 of the then serving directors or the affirmative vote of the holders of 2/3 of the issued and outstanding shares.

Pinnacle Financial Partners, Inc.	Appendix A — Page 1

     4. Term Limits

          The Board does not believe it should establish term limits. Term limits result in the loss of accumulated knowledge particular to the Company and its business. Additionally, term limits may result in the loss of the most qualified individuals. As an alternative to term limits, the Human Resources, Nominating and Compensation Committee will review each director’s qualifications and performance on the Board at least every three years in connection with determining Board composition and/or whether to renominate a director.

     5. Director Responsibilities

          The basic responsibility of the directors is to oversee the business and affairs of the Company. In the performance of their duties, the directors will exercise their business judgment to act in what they reasonably believe to be in the best interest of the Company and its shareholders. Directors may seek information, advice or opinions from the Company’s officers and employees and from other advisers, consultants and experts, and may rely in good faith upon information, advice or opinions provided by such persons.

          Directors shall attend at least one ISS accredited education program during their three year term.

          It is generally the duty of management (i.e., the CEO or his designee) to speak for the Company. Absent unusual circumstances or as contemplated by the committee charters, Board members should communicate with third parties only at the request of the CEO.

     6. Meetings

          Directors should seek to attend all Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

          The CEO will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free at any Board meeting to raise subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

     7. Independent Director Meetings

          The independent directors will meet in executive session periodically and at least in two regularly scheduled meetings. The director who presides at these meetings shall be chosen by the independent directors, will serve until the next regularly scheduled meeting and his name will be disclosed in the annual proxy statement.

     8. Board Committees

          The Board will have at all times an Audit Committee and a Human Resources, Nominating and Compensation Committee. All of the members of these committees will be independent directors under the criteria established by NASDAQ and applicable law. Committee members will be appointed by the Board upon recommendation by the Human Resources, Nominating and Compensation Committee in the case of the Audit Committee and by the independent members of the Executive Committee in the case of the Human Resources, Nominating and Compensation Committee. Consideration should be given to rotating committee members periodically, but rotation is not mandated as a policy.

          Additionally, the board will have a Community Affairs Committee.

          Each committee will have its own written charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

          The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each

Pinnacle Financial Partners, Inc.	Appendix A — Page 2

committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

          The Board and each committee have the power to hire, and compensate, independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

          The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

     9. Audit Committee Responsibilities and Qualifications

          In general, the Audit Committee will oversee auditing and financial reporting matters. The Audit Committee also has the responsibilities set forth in the Audit Committee Charter and otherwise required by law, regulation or requirement of NASDAQ and shall produce an annual report of the Audit Committee for inclusion in the Company’s proxy statement. The Audit Committee shall have responsibility for appointing, dismissing, overseeing and determining the compensation of the Company’s external auditors. The Audit Committee will assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements and other requirements imposed on the Company by the Board, and (3) the performance of the Company’s internal audit function and independent auditors.

          Each Audit Committee member must meet the enhanced independence requirements imposed by federal law and NASDAQ. Each Audit Committee member must also be financially literate, and at least one member must possess certain accounting or financial expertise as set forth in the NASDAQ rules. The Chairman of the Audit Committee will have an accounting background and financial management expertise.

     10. Human Resources, Nominating and Compensation Committee Responsibilities and Qualifications

          The Human Resources, Nominating and Compensation Committee has the responsibilities set forth in the Human Resources, Nominating and Compensation Committee Charter. The Human Resources, Nominating and Compensation Committee will assist the Board in (1) approving and evaluating the compensation of directors and officers, (2) establishing strategies and compensation policies and programs for employees of the Company to provide incentives for delivery of value to the Company’s shareholders, (3) establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with the business of the Company and the interests of the Company’s shareholders, (4) ensuring that the compensation policies of the Company meet or exceed all legal and regulatory requirements and any other requirements imposed on the Company by the Board and (5) producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

          Additionally, the Human Resources, Nominating and Compensation Committee will (1) identify individuals qualified to become board members, (2) select or recommend to the Board for selection, director nominees for the Company’s next annual shareholders meeting and (3) develop and recommend to the board corporate governance principles applicable to the Company.

          Each member of the Human Resources, Nominating and Compensation Committee must meet the independence requirements imposed by NASDAQ.

     11. Director Access to Officers and Employees

          To the extent appropriate for the discharge of their oversight function, directors may have full and free access to officers and employees of the Company. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will copy the CEO on any written communications between a director and an officer or employee of the Company, unless the circumstances would render copying the CEO inappropriate. All information provided by the Company or Company personnel to a director should be considered confidential unless it has been publicly disclosed by the Company.

          Executive officers of the Company are encouraged to regularly attend Board meetings. If the CEO wishes to have additional Company personnel attend on a regular basis, this suggestion should be brought to the Board for approval.

Pinnacle Financial Partners, Inc.	Appendix A — Page 3

     12. Director Compensation

          The Company may compensate members of the Audit Committee only for services rendered as a member of the Board or as a Board committee member. The Company will not compensate employee members of the Board for service on the Board or a Board committee.

          Compensation for directors should be competitive with similarly situated companies. The form and amount of director compensation will be determined by the Human Resources, Nominating and Compensation Committee in accordance with the policies and principles set forth in its charter, and the Human Resources, Nominating and Compensation Committee will conduct an annual review of director compensation. The Human Resources, Nominating and Compensation Committee is entitled to take into consideration that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

          The Human Resources, Nominating and Compensation Committee will review the form and amounts of Board compensation annually to ensure its competitiveness with other companies and its effectiveness in attracting qualified members.

     13. Director Orientation and Continuing Education

          All new directors must participate in the Company’s director orientation program, which should be conducted within two months of election of a new director. This orientation will include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. Directors are expected to attend at least one developmental seminar during their three-year term and meet any applicable requirements for continuing education promulgated by NASDAQ.

     14. CEO Evaluation and Management Succession

          The Human Resources, Nominating and Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Human Resources, Nominating and Compensation Committee will consider, among other things, the goals set for the CEO and their achievement. The Board of Directors will review the Human Resources, Nominating and Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.

          The Human Resources, Nominating and Compensation Committee should make an annual report to the Board on succession planning. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

     15. Annual Performance Evaluation

          The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are effective. The Human Resources, Nominating and Compensation Committee will receive comments from all directors, which have been submitted to the legal counsel to the committee and will report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board annually. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

     16. Maintenance of Guidelines

          The Human Resources, Nominating and Compensation Committee will review these Corporate Governance Guidelines annually and recommend changes to the Board. The Board will determine the changes to be made to these Corporate Governance Guidelines based upon those recommendations. In the case of any conflict between these Guidelines and the Charter, Bylaws, or Committee Charters of any Board Committee, the Charter, Bylaws, and/or Committee Charter, as the case may be, shall be controlling.

Pinnacle Financial Partners, Inc.	Appendix A — Page 4

     17. Publication of Corporate Governance Matters

          The Company publishes on its web site (1) these Corporate Governance Guidelines, (2) the Audit Committee Charter, (3) the Human Resources, Nominating and Compensation Committee Charter, and (4) the Code of Business Conduct & Ethics. In addition, these documents are available to any shareholder of the Company who makes a request to the Secretary of the Company.

Pinnacle Financial Partners, Inc.	Appendix A — Page 5

Appendix B

FIRST AMENDMENT TO PINNACLE FINANCIAL PARTNERS, INC.
2004 EQUITY INCENTIVE PLAN

          WHEREAS, the Board of Directors and shareholders of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), have previously adopted the 2004 Equity Incentive Plan (the “Plan”);

          WHEREAS, pursuant to Section 13.1 of the Plan, the Company’s Board of Directors has retained the right to amend the Plan; and

          WHEREAS, the Company’s Board of Directors now desires to amend the Plan;

          NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company’s Board of Directors, the Plan is hereby amended as follows:

          1. The second sentence of Section 1 is deleted in its entirety and replaced with the following:

     “The purpose of the Plan is to promote the interests of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), and its shareholders by (i) attracting and retaining Associates and Directors of the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders.

          2. Paragraph (q) of Section 2 is deleted in its entirety and replaced with the following:

     “(q) “NON-QUALIFIED STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.”

          3. Paragraph (u) of Section 2 is deleted in its entirety and replaced with the following:

     “(u) “OTHER STOCK-BASED AWARD” shall mean any Award granted under Sections 9 or 10 of the Plan.”

          4. Paragraph (w) of Section 2 is deleted in its entirety and replaced with the following:

     “(w) “PARTICIPANT” shall mean any Associate, Director or other person who receives an Award under the Plan.”

          5. Paragraph (dd) of Section 2 is deleted in its entirety and replaced with the following:

     “(dd) “RESTRICTED SHARE” shall mean any Share granted under Sections 7 or 10 of the Plan.”

          6. Paragraph (ee) of Section 2 is deleted in its entirety and replaced with the following:

     “(ee) “RESTRICTED SHARE UNIT” shall mean any unit granted under Sections 7 or 10 of the Plan.”

          7. Paragraph (kk) of Section 2 is deleted in its entirety and replaced with the following:

     “(kk) “STOCK APPRECIATION RIGHT OR SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount, in cash or Shares, determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.”

          8. Paragraph (nn) of Section 2 is deleted in its entirety and replaced with the following:

     “(nn) “TANDEM SAR” shall mean an SAR that is granted under Sections 6 or 10 of the Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.”

          9. The first sentence of Section 3.1 is deleted in its entirety and replaced with the following:

     “The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board.”

Pinnacle Financial Partners, Inc.	Appendix B — Page 1

          10. The first sentence of Section 4.1 is deleted in its entirety and replaced with the following:

     “Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 781,960 which includes 31,960 shares with respect to awards which were authorized but not granted under the Pinnacle Financial Partners, Inc. 2000 Stock Incentive Plan (the “2000 Plan”)”.

          11. The first sentence of Section 5 is deleted in its entirety and replaced with the following:

     “Any Associate or Director shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.”

          12. The first sentence of Section 8.4(a) is deleted in its entirety and replaced with the following:

     “Associates who are in strategic leadership positions and Directors shall be eligible to receive Performance Share Awards.”

          13. The first sentence of Section 8.5(a) is deleted in its entirety and replaced with the following:

     “Associates who are in strategic leadership positions and Directors shall be eligible to receive Performance Unit Awards.”

          14. A new Section 10 is hereby added as follows:

          SECTION 10. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR AWARDS

     10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

     10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7, 8 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

          15. Section 10 of the Plan is hereby renumbered as Section 11 with the subsequent sections of the Plan being renumbered accordingly and the corresponding changes being made to the section cross-references in the Plan.

          16. Except as expressly stated herein, all other portions of the Plan remain in full force and effect.

          17. This First Amendment to the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan is effective this 19th day of April 2005; provided it has been approved by the Company’s Board of Directors and the Company’s shareholders.

PINNACLE FINANCIAL PARTNERS, INC.

By:

Name:

Title:

Pinnacle Financial Partners, Inc.	Appendix B — Page 2

Appendix C

PROXY

PINNACLE FINANCIAL PARTNERS, INC.
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 19, 2005

     The undersigned hereby appoints Robert A. McCabe, Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Pinnacle Financial Partners, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at Pinnacle Financial Partners’ offices at 211 Commerce Street Suite 100, Nashville, Tennessee 37201 and at any adjournments of the annual meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSALS.

PROPOSAL #1:	To elect the three (3) persons listed below to serve as Class II Directors of Pinnacle Financial Partners, Inc. for a three-year term:

John E. Maupin, Jr., D.D.S.
Robert A. McCabe, Jr.
Linda E. Rebrovick

☐	FOR all nominees listed above	☐	WITHHOLD authority to vote	☐	FOR ALL EXCEPT -
			on all nominees listed above		See instruction below

INSTRUCTION: To withhold authority for any individual nominee, mark “For All Except” above, and write the names of the nominees for which you do NOT wish to vote FOR in the space below.

PROPOSAL #2:	To amend the Amended and Restated Charter to increase the number of authorized shares of capital stock from 30,000,000 to 50,000,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL #3:	To adopt the amendment to the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

* * * * * * * *

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

Signature(s) of Shareholder(s)	Please print name of Shareholder(s)	Date: , 2005
(be sure to date your proxy)

I WILL                      WILL NOT                      ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU.

Pinnacle Financial Partners, Inc.	Appendix C — Page 1